Exhibit 10.42

November 6, 2019

Mr. James J. Comitale

Executive Vice President and General Counsel Rite
Aid Corporation

30 Hunter Lane Camp Hill, PA 17011

RE: Agreement dated as of October 26, 2015 by and between Rite Aid Corporation (the "Company") and James J. Comitale ("Executive"), as amended from time to time (the "Agreement")

Dear Jim:

I am pleased to provide you with this letter in order to update the Agreement to reflect your promotion to the position of Executive Vice President and General Counsel of the Company, effective September 18, 2019 (the "Amendment Date"). The accompanying increase in base salary already is effective and has been in place for some time.

In consideration of your appointment and of other good and valuable consideration, the receipt of which is acknowledged:

1.          Section 2.1 ("Position and Duties-Generally") is hereby amended  by:

a.    deleting the term "Senior Vice President and General Counsel" and replacing it with the term "Executive Vice President and General Counsel" in the first sentence of Section 2.1;

b.    deleting the term "customary for Senior Vice President" and replacing it with the term "customary for an Executive Vice President" in the first sentence of Section 2.1; and

c.    deleting the term "Chief Administrative Officer" and replacing it with the term "Chief Executive Officer" in the third sentence of Section 2.1.

2.          Section 3.1 ("Base Salary") is hereby amended by deleting the amount "three hundred and seventy-five thousand dollars ($375,000)" and replacing it with the amount "five hundred and sixty-seven thousand and five hundred dollars ($567,500)".

3.          Section 4.5 ("Annual Financial Planning Allowance") is hereby amended by deleting the amount "$3,000.00" and replacing it with the amount "$5,000.00".

4.        Section 5.4(a) ("Definition of Good Reason") is hereby amended by deleting the term "Senior Vice President and General Counsel" and replacing it with the term "Executive  Vice President  and  General Counsel".

5.         The following  provision  is hereby added  to the Agreement  as a new Section  7.5:

7.5        Permitted Disclosures.  Pursuant to 18 U.S.C. § 1833(b), Executive understands that Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to Executive's attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive understands that if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive's attorney and use the trade secret information in the court proceeding if Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that Executive has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that Executive has with the Company shall prohibit or restrict Executive from (A) making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company; or (B) responding to a valid subpoena, court order or similar legal process; provided, however, that prior to making any such disclosure pursuant to this Section 7.5, Executive shall provide the Company with written notice of the subpoena, court order or similar legal process sufficiently in advance of such disclosure to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.

If you are in agreement with the changes described in the above paragraphs, please sign both copies of this letter below where indicated, returning one copy to me and retaining one copy for your records.

[SIGNATURE PAGE FOLLOWS]

Sincerely,

Rite Aid Corporation

	By:	/s/ Jessica Kazmaier
		Name:	Jessica Kazmaier
		Title:	Executive Vice President and
Chief Human Resources Officer

Agreed:
/s/ James J. Comitale
James J. Comitale